Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-198205) of Live Ventures Incorporated of our report dated February 18, 2019 with respect to the consolidated financial statements of Lonesome Oak Trading Co., Inc., as of December 29, 2018, and related notes, which report appears in the Current Report on Form 8-K/A of Live Ventures Incorporated dated April 16, 2020.

/s/ FRED A. MAYFIED & COMPANY

Dalton, Georgia

April 16, 2020